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THIS LEASE ADDENDUM made as of the 1st day of April, 2003

BETWEEN:

C.T. Management Corporation, as trustee for 905 West Pender Properties Ltd. having an address in care of Colliers Macaulay Nicolls Inc., 15th Floor, 200 Street, Vancouver, British Columbia  V6C 2R6

(hereinafter called the "Landlord")

AND:

Candente Resources Corp., having an office at Suite 200 – 905 West Pender Street, Vancouver, British Columbia, V6C 1L6

(hereinafter called the "Tenant")

WITNESS THAT WHEREAS:

A.

Pursuant to a lease dated the 1st day of July, 2002 (the "Lease"), the Landlord leased to the Tenant certain premises (the "Premises") as defined in the Lease, more commonly known as Suite 200 – 905 West Pender Street, Vancouver, British Columbia;

B.

The Landlord and the Tenant have agreed to add certain terms to the Lease to include a sale and financing clause;

NOW THEREFORE in consideration of one dollar ($1.00) now paid by the Landlord to the Tenant and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged) the parties covenant and agree that the Lease shall be amended effective the 1st day of April, 2003 as follows:

1.

The following clause 8.14 (b) SALE OR FINANCING OF BUILDING is hereby added to the Lease as follows:

The rights of the Landlord under the Lease may be mortgaged, charged, transferred or assigned to a purchaser or purchasers or to a mortgagee, or trustee for bond holders and in the event of a sale or of default by the Landlord under any mortgage, trust deed or trust indenture and the purchaser, mortgagee or trustee, as the case may be, duly entering into possession of the Building or the Premises, the Tenant agrees to attorn to and become the Tenant of such purchaser or purchasers, mortgagee or trustee under the terms of the Lease.  In the event of the sale by the Landlord of the Lease or any interest of the Landlord hereunder, and to the extent that such purchaser or assignee has assumed the covenants and obligations of the Landlord hereunder, the Landlord shall, without further written agreement, be freed and relieved of liability upon such covenants and obligations.

2.

Interpretation

Except as expressly modified herein, the Lease is hereby ratified and confirmed.  Wherever the singular or masculine is used in this Agreement the same shall be deemed to include the plural or the feminine or the body corporate and the respective heirs, executors, administrators, successors and permitted assigns of the parties hereto and each of them, as the context so requires.  Words and phrases used in this Agreement shall have the same meanings ascribed to them in the Lease unless otherwise specifically defined herein

3.

Binding Effect

This Agreement shall enure to the benefit of and shall be binding upon the parties and their respective heirs, personal representatives, successors and permitted assigns.

IN WITNESS WHEREOF the parties have executed this Agreement.

Candente Resources Corp.

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Authorized Signatory

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Authorized Signatory

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C.T. Management Corporation as Trustee for

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905 West Pender Properties Ltd.

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Authorized Signatory

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Authorized Signatory

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Initials
Landlord	Tenant

G:\WPDocs\Ls Admin\DOCUMENT\#1381\1381-200 Addendum-Candente.doc 4/14/03